UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3536131
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

76 Treble Cover Road
Building 1
North Billerica, Massachusetts 01862
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.001 par value per share	NYSE American LLC

If the form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If the form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offer, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates. Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A of Tecogen Inc., a Delaware corporation (“Company”), is being filed with the United States Securities and Exchange Commission (“SEC”) in connection with the listing of the Company’s shares of common stock, $.001 par value per share (“Common Stock”), on the NYSE American LLC (“NYSE American”). The shares of Common Stock will trade on the NYSE American under the trading symbol “TGEN.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.4 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2019 (File No. 001-36103), originally filed with the SEC on March 12, 2020, which description is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” to the Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TECOGEN INC.
Date: May 5, 2025	By: /s/ Abinand Rangesh
Name: Abinand Rangesh
Title: Chief Executive Officer (Principal Executive Officer)